                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 21, 1997, with respect to the consolidated financial statements of Premiere Radio Networks, Inc. included in the Amendment No. 1 to Registration Statement (Form S-4 No. 333-26125) and related Prospectus of Jacor Communications, Inc./Information Statement of Premiere Radio Networks, Inc. We also consent to the reference to our firm in the headnote to the Selected Historical Financial Data of Premiere Radio Networks, Inc.


                                          Ernst & Young LLP


Los Angeles, California
May 9, 1997